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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-84472) and related Prospectus of Computer Integration Corp. (CIC) for the registration of 8,089,999 shares of its common stock and to the incorporation by reference therein of our report dated August 4, 1995, with respect to the consolidated financial statements and financial statement schedule of CIC as of June 30, 1995 and 1994, for the years ended June 30, 1995 and 1994, and the period from inception (July 29, 1992) through June 30, 1993, and of our report dated August 9, 1993, with respect to the statements of income and retained earnings, cash flows and related financial statement schedule for the period from July 1, 1992 through March 30, 1993 of Copley Systems Corporation, included in CIC's Annual Report on Form 10-K for the year ended June 30, 1995 filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

West Palm Beach, Florida
June 6, 1996